As filed with the Securities and Exchange Commission December 9, 2010

Registration No.______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DNA PRECIOUS METALS, INC.

Nevada	1040
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification Number)
Organization)	Classification Code)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

9125 rue Pascal Gagnon, Suite 204 Saint Leonard, Québec, H1P 1Z4 Canada 514-852-2111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Thomas E. Stepp, Jr.	Mark Ralston
Stepp Law Corporation	2225 Folkestone Way
15707 Rockfield Boulevard, Suite 101	West Vancouver, British Columbia
Irvine, California 92618	V7S 2Y6
Telephone: 949.660.9700	Canada
Fax: 949.660.9010	604.926.6627

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large Accelerated Filer ☐               Accelerated Filer ☐
Non-accelerated Filer ☐                  Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class Of Securities To Be Registered	Number To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $.001 per share (1)	20,000,000	$.05	$1,000,000	$71.30

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined by the prices that shares of our common stock were sold to our shareholders in private placement transactions.  The selling shareholders may sell shares of our common stock at a fixed price of $.05 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.05 has been determined as the selling price based upon what we believe will be the offering price of our common stock in future private placement transactions which we intend to conduct to raise additional funds.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, regarding the quotation of the prices of shares of our common stock, nor can there be any assurance that an application for such quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN ADDITIONAL AMENDMENT WHICH SPECIFICALLY INDICATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING UNDER THAT SECTION 8(a), MAY DETERMINE.

Table of Conents

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION,

DATED December 9, 2010

DNA PRECIOUS METALS, INC.

Up to 20,000,000 Shares of Common Stock
Offering Price: $.05 per share

This is a resale prospectus for the resale of up to 20,000,000 shares of our common stock by the selling stockholders listed herein.  We will not receive any proceeds from the sale of those shares.

Our common stock is not traded on any public market and, although we intend to apply to have prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) upon the effectiveness of the registration statement of which this prospectus is a part, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

Selling stockholders will sell at a fixed price of $.05 per share until our common stock is quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very significant risks.  See “Risk Factors” beginning on Page 6.

Neither the Securities and Exchange Commission nor any state securities commissioner has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2010.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING SHAREHOLDERS MAY NOT SELL THEIR SECURITIES UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus.  As this is a summary, it does not specify all of the information that you should consider in making an investment decision.  You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.  References in this prospectus to “we,” “us” or “the company” refer to DNA Precious Metals, Inc.  References in this prospectus to our “management” refer to our officers and directors.

General

DNA Precious Metals, Inc. (“we”, “us” or the “Company”) was formed as a Nevada corporation on June 2, 2006, with the name Celtic Capital, Inc.  On October 20, 2008, we changed our name to Entertainment Education Arts Inc.  On May 12, 2010, we changed our name to DNA Precious Metals, Inc.

We are an exploration stage company formed for the purpose of identifying, locating and acquiring certain assets or business opportunities, which, in our opinion, are appropriate for the conduct of our business.  Since our formation, we have considered several such opportunities, but, for various reasons, we have determined those opportunities are not appropriate for the conduct of our business.

We have identified ten (10) mining claims in the Montauban Mining Project located in the Montauban and Chavigny townships near Grondines-West in Portneauf County, Quebec, Canada (the “Property”), which we intend to acquire after the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”).  The Property is easily accessible and all transportation infrastructures on the Property are in place.  Information from past prospectors of the Property indicates there are very rich zones of gold and silver mineralization on the Property.

In evaluating the acquisition of the Property, we expect to conduct extensive due diligence, which will include, among other things, document review, inspection of facilities, as well as review of financial and other information which will be made available to us.

We intend to acquire the Property in exchange for shares of our common stock.

If we acquire the Property, we intend to bring the Property into production quickly.  We believe the recuperation costs of the mineralized zones of the Property will be minimal, considering that most of the identified mineralized zones are near the surface.

Currently, there is no public market for our common stock.  We anticipate that prices of our common stock will be quoted on the Over-the-Counter Bulletin Board electronic quotation system, (the “OTCBB”); provided, however, we can provide no assurance that those prices will ever be quoted on the OCTBB.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on Page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.

Our executive offices are located at 9125 rue Pascal Gagnon, Suite 204, Saint Leonard, Québec, H1P 1Z4, Canada and our telephone number is 514-852-2111.

It is not the present intent of our management to engage in a “reverse acquisition” or “reverse merger” with another operating entity.  Our intention is to acquire and operate the Property for the production of gold and silver.

As of November 22, 2010, we had 60,000,000 shares of our common stock issued and outstanding.

We can provide not assurance or guarantee that we will be able to raise sufficient funds to satisfy our funding requirements for the next 12 months.  Currently, we have enough cash to satisfy our obligations until September 30, 2011, and, if we acquire the Property, we will require approximately $2,500,000 to implement and operate our business during the next 12 months.

We have not entered into the necessary agreements that would enable us to obtain additional financing.  There is no guarantee or assurance that we will be able to enter into any agreement that will enable us to obtain additional financing.

Our independent auditors have concluded that we are an exploration stage company, have a working capital deficit, have incurred losses from operations since inception, have no revenue, may incur further significant losses, have no established source of revenue, and are dependent on our ability to raise capital from shareholders or, possibly, advances or loans from related parties to sustain operations, and there is a substantial doubt that we will be able to continue as a going concern.

Since our incorporation, we have not made any purchases or sale of assets, nor have we been involved in any mergers, acquisitions, or consolidations.  We have never declared bankruptcy, and we have never been in receivership or involved in any legal action or proceedings.

The offering

Securities being offered:	Up to 20,000,000 shares of our common stock, par value $.001 by the selling stockholders.

Offering price per share:	$.05

Offering period:	The shares will be offered on a time-to-time basis by the selling stockholders.

Net proceeds:	We will not receive any proceeds from the sale of the shares.

Use of proceeds:	We will not receive any proceeds from the sale of the shares.

Number of shares of common stock authorized and outstanding:	60,000,000 shares of common stock issued and outstanding, 100,000,000 shares of common stock authorized.

There is no trading market for our common stock.  We intend to apply for participation on the Over-the-Counter Bulletin Board (“OTCBB”), and we hope that thereafter such trading market will develop.  The selling stockholders will sell at a fixed price of $.05 per share until the prices of our common stock is quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices.

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Selected Financial Information

	For the fiscal year ended December 31, 2009	For the 9 months ended September 30, 2010 (unaudited)
BALANCE SHEET DATA:
Current Assets:	-	$60,000
Total Assets:	-	$60,000
Total Liabilities:	-	$64,370
Stockholders’ Equity (Deficit):	-	($4,370)

STATEMENT OF OPERATIONS DATA:	For the Fiscal Year ended December 31, 2009	For the 9 months ended September 30, 2010 (unaudited)	June 2, 2006 (Date of Formation through September 30, 2010
Net Revenue:	-	-	-
Gross Profit:	-	-	-
Operating Expenses:	-	$4,501	$44,501
Interest Expense:	-	-	-
Net (Loss):	-	($4,501)	($44,501)

The foregoing summary information is qualified by and should be read in conjunction with our financial statements and accompanying footnotes, appearing elsewhere in this registration statement.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should consider carefully all of the material risks specified below, together with the other information specified in this prospectus, before making a decision to invest in our securities.  If any of the following events occur, our business, financial condition and operating results may be materially adversely affected.  In that event, you could lose all of part of your investment.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to Our Business

We are an exploration stage company and our business plan is unproven.  We have generated no revenues from our operations and incurred operating losses since our inception.  We have very limited cash resources.

We are an exploration stage company, our business plan is unproven, and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable.  We are subject to all of the risks inherent in a new business.  We have not generated any revenues to date.  As of September 30, 2010, we have current assets in the amount of $60,000 and current liabilities in the amount of $64,370.  We had an accumulated deficit of ($44,501) as of September 30, 2010.  Our current working capital is not sufficient to enable us to implement our business plan described in this prospectus.  For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern.  Accordingly, we will require financing to conduct our operations.

The income potential of our proposed business is unproven, and our lack of operating history makes it difficult to evaluate our prospects.  We anticipate increased expenses if we acquire the Property, develop the Property, and implement our business plan.  If we are unable to raise such additional financing, we may be unable to continue in business and may have to curtail our operations.

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Because of the inherent dangers involved in mining operations, if we acquire the Property, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.

Mining operations involve numerous hazards.  As a result, if we acquire the Property, we may become subject to liability for such hazards, including pollution and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

If we acquire the Property, as we undertake operations of the Property, we will be subject to compliance with government regulation that may increase the anticipated cost of those operations.

There are significant governmental regulations that materially restrict mineral property operations.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land, in order to comply with these regulations.  If we acquire the Property and enter the production phase, the cost of complying with permit and regulatory environment laws will be greater, because the impact on affected land area is greater.  Permits and regulations will control all aspects of our production program, if our operations of the Property continues to that stage.  Examples of regulatory requirements include:

(a)	Water discharge will have to meet drinking water standards;
(b)	Dust generation will have to be minimal or otherwise re-mediated;
(c)	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
(d)	An assessment of all material to be left on the surface will need to be environmentally benign;
(e)	Ground water will have to be monitored for any potential contaminants;
(f)	The socio-economic impact of our operation of the Property will have to be evaluated and, if deemed negative, will have to be re-mediated; and
(g)	There may have to be an impact report of the work on the local fauna and flora, including a study of potentially endangered species.

If we acquire the Property, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our mining operations.  If we acquire the Property, we will, also, have to sustain the cost of reclamation and environmental re-mediation for all exploration work undertaken.  Reclamation and environmental re-mediation refer to putting disturbed ground back as close to its original condition as possible.  Other potential pollution or damage must be cleaned up and renewed consistent with standard guidelines outlined in the usual permits.  Reclamation is the process of bringing the land back to its natural condition after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to re-mediate, or remedy, any environmental damage cause.  The amount of the resulting costs is not known at this time, as we do not know the extent of the exploration program that will be undertaken.  If re-mediation costs exceed our cash reserves, we may be unable to complete our exploration program and have to abandon our operations.

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If we acquire the Property, we may not have access to all of the supplies and materials we need for our mining operations, which could cause us to delay or suspend activities.

When we acquire the Property, competition and unforeseen limited sources of supplies in the mining industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment, such as bulldozers and excavators, that we might need to conduct our operations.  If we cannot find the products and equipment we need, we will have to suspend our operations until we do find the products and equipment we need.

If we acquire the Property and do not receive additional funding to conduct operations, the value of our common stock could be adversely affected.

As of September 30, 2010, we had cash equal to $60,000.  We estimate that if we acquire the Property that cash is not sufficient to fund our daily operations.  To fund our daily operations, we must raise additional capital.  No assurance can be given that we will receive additional funds required to fund our daily operations.  In addition, in the absence of the receipt of additional funding, we may not be able to commence mining operations.  Currently, we have enough cash to satisfy those obligations that we can’t accrue or defer until September 30, 2011, and, if we acquire the Property, we will require approximately $2,500,000 to operate our business during the next 12 months.

Our Independent Auditors’ Report specifies that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, KBL, LLP, specify in their audit report, dated November 9, 2010, and included with this prospectus, that we are a development stage company, have a working capital deficit, have incurred losses from operations since inception, may incur additional losses, and are dependent on our ability to raise capital from shareholders or advances or loans from related parties, and there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly indicates that we will, in all probability, continue to incur expenses without significant revenues into the foreseeable future until we commence operations.  Our only source of funds to date has been the sale of our common stock.  As we cannot provide any assurance that we will be able to generate revenues or income, the identification of new sources equity financing is significantly more difficult, and if we are successful in closing any new financing, existing investors will experience substantial dilution.  The ability to obtain debt financing is also severely impacted and, probably, not feasible, as we do not have revenues or profits to pay interest or principal.

As we have limited cash resources and our shareholders, officers, or sole director may be unwilling or unable to lend or advance funds to us, we believe that if we do not raise additional capital within the next 12 months, we may be required to suspend or cease the implementation of our business.  You may be investing in a company that will not have the funds necessary to develop its business.  As such, we may have to cease operations and you could lose your entire investment.  Accordingly, we may find it difficult or impossible to attract investors.

We do not intend to establish an audit committee or a compensation committee until some time after the consummation of our acquisition of the Property.  Until such time, no formal committee of independent directors will review matters related to our business, and such lack of review could negatively impact our business.

Our Board of Directors intends to establish an audit committee and a compensation committee sometime after the consummation of our acquisition of the Property.  At that time our Board of Directors intends to adopt charters for these committees.  Prior to that time we do not intend to establish either such committee.  Accordingly, there will not be a separate committee comprised of some members of our Board of Directors with specialized accounting and financial knowledge to meet, analyze, and discuss financial matters concerning our operations, nor will there be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone.  The absence of such committees to review these matters could negatively impact our operations and profitability.

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Subsequent to our consummation of the acquisition of the Property, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

If we conduct extensive due diligence regarding the Property, we cannot assure you that this due diligence will reveal all material issues that may be present regarding the Property, that it would be possible to discover all material issues by a customary amount of due diligence, or that factors outside of our control will not later occur.  As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses.  Even if our due diligence successfully identifies certain risks, unexpected risks may occur and previously known risks may materialize in a manner not consistent with our preliminary risk analysis.  Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities.

Changes in financial or reporting laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to financial or reporting laws and regulations enacted regulatory.  In particular, we will be required to comply with certain SEC and other legal requirements.  Compliance with, and monitoring of, applicable financial or reporting laws and regulations may be difficult, time consuming and costly.  Those laws and regulations and their interpretation and application may, also, change from time to time, and those changes could have a material adverse effect on our business and results of operations.  In addition, a failure to comply with applicable financial or reporting laws or regulations, as interpreted and applied by any of the appropriate regulatory agencies could have a material adverse effect on our business and results of operations.

Resources could be wasted in researching the acquisition of the Property, if our acquisition of the Property is not consummated.

It is anticipated that our investigation and analysis of the Property regarding its acquisition, and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments regarding our acquisition of the Property will require substantial management time and attention and substantial costs for accountants, attorneys and others.  If we are unable, for any reason, to acquire the Property, the costs incurred in connection with the anticipated acquisition of the Property, probably, would not be recoverable.

Our ability to acquire the Property and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may not stay with us following our acquisition of the Property.  The loss of our key personnel could negatively impact the operations and profitability of our business.

Our ability to acquire the Property is dependent upon the efforts of our key personnel.  The role of our key personnel in the operation of the Property, however, cannot presently be ascertained.  Although some of our key personnel may remain with us after the acquisition of the Property, it is possible that some of our key personnel will leave.  The loss of key personnel, the inability to secure or retain such key personnel with the unique knowledge of our business or our inability to attract and retain sufficient numbers of other qualified personnel could adversely affect our business and have a material adverse effect on our operating results and financial condition.

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Our officers and sole director will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.  Our officers and sole director have competitive pecuniary, or financial, interests that conflict with our interests.  These conflicts of interest could have a negative impact on our ability to operate the Property, if we acquire it.

We have not adopted a policy that expressly prohibits our officers or sole director from engaging in other business activities, including mining activities.  Our officers and sole director are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments.  We do not intend to have any full time employees prior to our acquisition of the Property.  All of our officers and our sole director are engaged in other business endeavors and are not obligated to devote any specific number of hours to our affairs.  If our officers’ and sole director’s other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to operate our business.  We cannot assure you that these conflicts will be resolved in our favor.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is, currently, no market for our securities.  Our stockholders, therefore, have no access to information about prior market history on which to base their investment decisions.  The price of our securities may vary significantly, due to our reports of operating losses and general market or economic conditions.  Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained.  In addition, the price of our securities may vary due to general economic conditions and forecasts, our general business condition, and the release of our financial reports.  You may be unable to sell your securities, unless such a market can be established and sustained.

We do not maintain “key man” life insurance policies on our key personnel.

Our operations have been and will continue to be dependent on the efforts of our officers and sole director.

We do not have a “key man” life insurance policy for any of our officers or our director.  If we were to obtain a “key man” insurance policy for any of those officers or that director, of which there can be no assurance, the amount of such policy may not be sufficient to pay losses experienced by us as a result of the loss of the insured officer or director.

Concentration of market segment exposes us to certain economic factors that are beyond our control which may significantly affect our growth and revenue.

If we acquire the Property, we will be a gold and silver mining company and our operations will be concentrated in the market segment of primarily gold and silver mining and production.  The gold and silver sector is a volatile industry.  Fluctuations in gold and silver prices can, also, greatly affect the development of mining properties.  In general terms, gold and silver prices fluctuate in response to changes in supply and demand, market uncertainty, and a variety of additional factors that are beyond our control.  If we acquire the Property, declines in gold and silver prices could have a negative impact on our development and production activity and, if sustained, could lead to a material decrease in such activity.  Sustained reductions in our exploration or production activity could have a material adverse effect on our business, results of operations and financial condition.

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Our acquisition of the Property may not result in the anticipated revenue and is subject to unanticipated regulatory, environmental, political, legal and economic risks, which could adversely affect our business.

We intend to develop our business by the acquisition of the Property.  The acquisition of the Property involves environmental, political and legal uncertainties beyond our control and may require the expenditure of significant amounts of capital.  Moreover, our revenue may not increase immediately upon our acquisition of the Property.  To the extent we rely on estimates of gold and silver deposits regarding our decision to acquire the Property, such estimates may prove to be inaccurate because of the numerous uncertainties inherent in estimating quantities of gold and silver deposits.  As a result, the Property may not yield the anticipated quantities of ore which will enable us to achieve our expected revenues, which could adversely affect our results of operations, cash flows, and financial condition.

No specific acquisition agreement regarding the Property has been signed by us as of the date of this prospectus.

We have not entered into any agreement to acquire the Property.  We have only identified the Property and are in the process of determining if the Property is suitable for acquisition.

We may be exposed to potential risks relating to our internal control over financial reporting and our ability to have those controls remediated timely.

Pursuant to rules of the Securities and Exchange Commission (the “SEC”) implemented pursuant to Section 404 of the Sarbanes-Oxley Act, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on the operating effectiveness of that public company’s internal control over financial reporting.

Pursuant to Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release 33-8934 on June 26, 2008, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  Furthermore, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of our management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with our management certification and auditor attestation requirements.

In the event we identify control deficiencies that we cannot remedy in a timely manner, or if we are unable to receive an unqualified attestation report from our independent registered public accounting firm with respect to our internal control over financial reporting, investors and others may lose confidence in the reliability of our financial statements, and the trading price of our common stock, if a market ever develops, and our ability to obtain any necessary financing could suffer.

Our officers have no experience in managing a public company.

Our officers have no previous experience in managing a public company, and we do not have any employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our operations, we may identify other deficiencies that we may not be able to remedy in time to satisfy the requirements imposed by the Sarbanes-Oxley Act for compliance with that Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market for our common stock develops, could drop significantly.

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Our officers do not have employment agreements with us and could cease working for us at any time, causing us to cease our operations.

Our officers do not have employment agreements (written or verbal) with us.  In the absence of such employment agreements with restrictive covenants on the part of our officers, our officers could leave us at any time or commence working for a competitive business.  Furthermore, applicable law under which we operate may cast substantial doubt on the enforceability of any restrictive covenants that we may obtain from our officers in the future.  Accordingly, the continued services of our officers cannot be assured.  If our officers were to cease working for us, we may have to cease operations.

We intend to become a public company subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated pursuant thereto.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.  We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market develops, could drop significantly.

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Risks Related to our Common Stock

Currently, there is no public market for our common stock, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading and, if quoted, it will probably be subject to significant price fluctuations.  We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is, currently, no public market whatsoever for our common stock.  We intend to retain a market maker to file an application with FINRA, so as to have the prices of shares of our common stock quoted on the OTC Bulletin Board (“OTCBB”) maintained by FINRA, commencing upon the effectiveness of the registration statement of which this prospectus is a part.  There can be no assurance as to whether such marker maker will file such an application or if that application will be accepted by FINRA.  We are not permitted to file such an application on our own behalf.  If the application is accepted, there can be no assurance as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If that application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets, generally, result in lower price volatility and more efficient execution of buy and sell orders for investors.

Until our common stock qualifies for inclusion in the NASDAQ system, if ever, the trading of our common stock, if any, will be in the OTCBB.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  Prices for our common stock will be determined in the market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these RISK FACTORS, investor perception, and general economic and market conditions.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.  See “PLAN OF DISTRIBUTION.”

Our Articles of Incorporation provides for indemnification of our officers and directors at our expense and limits their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Our Articles of Incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in connection with any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will, also, pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

Table of Conents

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising pursuant to  federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and
•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the customer’s account and information regarding the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

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We intend to not pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the implementation of our business plan.  We   intend not to declare or pay any dividends in the foreseeable future.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our Board of Directors determines can be allocated to dividends.  Investors that require liquidity should also not invest in our common stock.   There is no established trading market and should one develop, it will probably be volatile and subject to minimal trading volumes.

Because we can issue additional shares of our capital stock, purchasers of our common stock may experience dilution.

We are authorized to issue up to 100,000,000 shares of common stock.  Additionally, we are authorized to issue up to 10,000,000 shares of our preferred stock.  At present, there are no shares of our preferred stock issued and outstanding.  Prior to the issuance of shares of our preferred stock, we will determine the rights, preferences, and privileges with respect to those shares of that preferred stock.  Those rights, preferences and privileges could include, among other things, a conversion feature pursuant to which those shares of that preferred stock could be converted to shares of our common stock.  As result, upon the issuance of shares of our preferred stock with such a conversion feature and the conversion of those shares to shares of our common stock, the holders of our common stock will experience dilution in the ownership of our common stock.

At present, there are 60,000,000 shares of our common stock issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of our capital stock without consent of any of our stockholders.  We anticipate that we will be required to raise additional capital to finance our operations, and that capital may be raised by the sale of shares of our capital stock.  Consequently, upon the sale of shares of our capital stock, the holders of our common stock will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved capital stock may be to enable our Board of Directors to issue shares of our capital stock to persons friendly to our current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board of Directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Mark Ralston, our sole director, is our principal shareholder and owns approximately 67% of our issued and outstanding shares of common stock and controls our business affairs; and our minority shareholders have no participation in our business affairs.

Currently, Mark Ralston, our sole director, is our principal stockholder and owns approximately 67% of our issued and outstanding shares of common stock.  As a result, he will have control over all matters requiring approval by our stockholders without the approval of minority stockholders.  In addition, he will, also, be able to elect all of the members of our Board of Directors, which will allow him to control our affairs and management.  He will, also, be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of our stockholders.  As a result, he will have significant influence and control regarding all matters requiring approval by our stockholders.  Accordingly, our other shareholders will be limited in their ability to cause a change in how we conduct our business.

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As Mark Ralston owns a significant percentage of the issued and outstanding shares of our common stock, any future sales of those shares by him may result in a decrease in the price of our common stock and the value of our stockholders’ investments.

The possibility of future sales of shares of our common stock held by Mark Ralston could decrease the market price of our common stock, if the market does not adjust orderly to the increase in shares of our common stock in the market.  In such event, the value of those shares of our common stock held by you will decrease.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the issued and outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 promulgated pursuant to the Securities Act of 1933, as amended.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration pursuant to that act and, as required, pursuant to applicable state securities laws.  Rule 144 provides, in essence that an affiliate (i.e., an officer, director, or person holding 10% or more of that issuer’s issued and outstanding securities (a “control person”)) of an issuer who has held restricted securities for a prescribed period may, pursuant to certain conditions, sell every 3 months, in brokerage transactions, a number of securities that does not exceed 1% of that issuer’s issued and outstanding securities.  The alternative average weekly trading volume during the 4 calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when the prices for our common stock are quoted thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) of an issuer after the restricted securities have been held by that non-affiliate for a prescribed period.  A sale pursuant to Rule 144 or pursuant to any other exemption from the registration requirements of Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop may be restricted because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell our common stock in those states.  There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted pursuant to the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in those jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require securities to be registered or otherwise qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

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Dilution

We are not offering any shares of our common stock in the registration statement of which this prospectus is a part.  All shares of our common stock that are being registered are owned by the selling shareholders, who will offer such shares at a fixed price of $.05 per share until prices of our common stock are quoted on the OTCBB or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.  Accordingly, we have not included information on dilution in this prospectus.

Other Risks

As our officers and sole director are located in Non-United States jurisdictions, you may have no effective recourse against our management for misconduct and may not be able to enforce judgments and civil liabilities against our officers and sole director.

Our officers and sole director are nationals and residents of a country other than the United States, i.e., they reside in Canada.  As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or sole director, including judgments predicated upon the civil liability provisions of the securities laws of the United States.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders.  We are registering 20,000,000 of our 60,000,000 currently issued and outstanding shares of our common stock for resale to provide the holders thereof with tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING SHAREHOLDERS

All shares of our common stock offered pursuant to this prospectus are being offered by selling shareholders and may be sold from time to time for the accounts of the selling stockholders named in the following table.  The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of November 22, 2010.

We issued 18,000,000 shares of our common stock to be sold pursuant to this prospectus to 28 non-U.S. persons in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to that exemption specified by the provisions of Regulation S.  In connection with those transactions, we did not effect securities transactions (i) for the accounts of U.S. persons or (ii) in the United States.

Additionally, we issued 2,000,000 shares of our common stock to 5 non-affiliated purchasers in a transaction not involving a public offering of our securities and which is exempt from those registration and prospectus delivery requirements pursuant to the provisions of Section 4(2) of that act.

Table of Conents

The selling shareholders may offer and sell, from time to time, any or all of the shares of our common stock held by them.  As the selling shareholders may offer all or only some portion of the 20,000,000 shares of our common stock to be registered, no estimate can be given as to the amount or percentage of those shares of our common stock that will be held by the selling shareholders upon termination of the offering by those shareholders of those shares.

SELLING SECURITYHOLDER AND RELATIONSHIP TO THE COMPANY OR ITS AFFILIATES, IF ANY	SHARES OWNED (NUMBER AND PERCENTAGE*) BEFORE OFFERING		SHARES OFFERED	SHARES OWNED (NUMBER AND PERCENTAGE) AFTER OFFERING
Gerlando Sprio	1,900,000.032		1,900,000	-	-
Springboard Capital Corporation	450,000	-	450,000	-	-
EW Management Corp.	450,000	-	450,000	-	-
Danny Lo Bianco	650,000.011		650,000	-	-
PBDC LLC	300,000	-	300,000	-	-
Philippe Caron	500,000	-	500,000	-	-
Anthony Lanni	1,500,000.025		1,500,000	-	-
Italo F. Di Stefano	100,000	-	100,000	-	-
Guiseppe Di Donato	50,000	-	50,000	-	-
Gestion Alf LaTella Inc.	525,000	-	525,000	-	-
Patrizia Orsini	1,500,000.025		1,500,000	-	-
Salvatere Di Donato	50,000	-	50,000	-	-
Anthony Cataldo	575,000	-	575,000	-	-
Nathalie Rocheleau	525,000	-	525,000	-	-
Flavio Latella	525,000	-	525,000	-	-
Sandro Spassatempo	900,000.015		900,000	-	-
Anna Chatzis	1,000,000.017		1,000,000	-	-
Sergio Fuoco	300,000	-	300,000	-	-
9179-6599 Quebec Inc.	1,200,000.020		1,200,000	-	-
Sportsinsurance.com Inc.	400,000	-	400,000	-	-
Worldwide sportsagency.com	400,000	-	400,000	-	-
Angelo Cataldo	600,000.010		600,000	-	-
Kallitsa Chatzis	1,300,000.022		1,300,000	-	-
Therese Kazazian	100,000	-	100,000	-	-
David J. Cataldo	575,000	-	575,000	-	-
Benoit Sigouin	25,000	-	25,000	-	-
Luigi Picciola	50,000	-	50,000	-	-
Jean-Marc Minville	25,000	-	25,000	-	-
Domenic Fuoco	350,000	-	350,000	-	-
Dino Spassatempo	500,000	-	500,000	-	-
Les Importation Cinderalla Inc.	750,000.001		750,000	-	-
Fabio Spassatempo	925,000.015		925,000	-	-
Martin Plouffe	1,000,000.017		1,000,000	-	-
TOTAL	20,000,000		20,000,000
*Percentage is indicated only if more than 1%

Table of Conents

Beneficial ownership is determined in accordance with SEC rules and, generally, includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are considered as outstanding for computing the percentage of the person holding such options or warrants, but are not considered as outstanding for computing the percentage of any other person.  There are, currently, no shares of our common stock subject to options, warrants or preferred stock.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The selling stockholders will sell at a fixed price of $.05 per share until the prices of our common stock are quoted on the OTCBB or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any information in this prospectus or the related registration statement untrue in any material respect or that requires the changing of information in these documents in order to make the information in those documents not misleading.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of our common stock being registered.  The shares of our common stock registered by this registration statement were issued at $.003 per share in 2010.  In determining the offering price, we selected $.05 per share, which we believe to be appropriate based on the price at which we may offer and sell additional shares of our common stock in private placement transactions.

Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  No valuation or appraisal has been prepared for our business.  Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

DIVIDEND POLICY

We have not paid any dividends on our common stock, and we have no plans for paying dividends on our common stock in the foreseeable future.  Moreover, any lending or credit transaction into which we may enter might have restrictions on our ability to declare and pay dividends on our common stock.  We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth.  Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

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PLAN OF DISTRIBUTION

We are registering shares of our common stock on behalf of the selling shareholders.  The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts.  We will not receive any proceeds from the sale of those shares.  We will pay all fees and expenses in connection with the registration of those shares.  Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with that registration will be paid by the selling shareholders.

The selling stockholders may offer their shares of our common stock at various times in one or more of the following transactions:

•	on any market that might develop;
•	in transactions other than market transactions;
•	by pledge to secure debts or other obligations;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
•	in a combination of any of the above.

The selling stockholders will sell the shares of our common stock registered by the registration statement of which this prospectus is a part at a fixed price of $.05 per share until prices of our common stock are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  To comply with the securities laws of certain states, if applicable, those shares may be sold only through registered or licensed broker-dealers.

The selling stockholders may use broker-dealers to sell our common stock.  If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of such shares for whom they have acted as agents.  To date, no discussions have been held or agreements entered into with any broker-dealers.

Our affiliates and/or promoters, if any, who offer their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions pursuant to the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock subject to this prospectus, other than commissions or discounts of underwriters, broker-dealers or agents.

The offering of our common stock contemplated by this prospectus will terminate on the earlier of the:

(a)	date on which the shares of our common stock are eligible for resale without restriction pursuant to Rule 144 under the Securities Act of 1933, or
(b)	date on which all shares of our common stock offered by this prospectus have been sold by the selling stockholders.

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Insofar as indemnification for liabilities resulting pursuant to the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of his or her shares of our common stock to a broker-dealer as principal and that broker-dealer is acting as underwriter, we will file a post-effective amendment to that registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in that registration statement, as required, and filing a copy of that agreement as an exhibit to that registration statement.

Until shares of our common stock qualify for inclusion in the NASDAQ system, if ever, the trading, if any, of our common stock will be in the OTCBB.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent to the customer disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our common stock.

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STATE SECURITIES-BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted pursuant to the securities laws promulgated by various states, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale pursuant to the Blue Sky laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future should be aware that there may be significant state Blue Sky law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in thirty-three (33) states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders pursuant to the registration statement of which this prospectus is a part.  In those states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in those states.  Those states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot obtain that manual exemption until after the registration statement of which this prospectus is a part is declared effective.  If we obtain that manual exemption, secondary trading of our common stock can occur in those states without additional action.

We currently do not intend to and may not be able to qualify our common stock for resale in those states which require our common stock to be registered or otherwise qualified before such common stock can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Pursuant to applicable rules and regulations pursuant to the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two (2) business days prior to the commencement of any such distribution.  In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of our common stock offered hereby.  We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, officers, promoters, and control persons are as follows:

Name	Age	Position

Mark Ralston	57	Director

James T. Chandik	48	President and Chief Executive Officer

Jeffrey Bercovitch	45	Chief Financial Officer

Girard Claude	65	Director of Project Operations

Business Experience

Mark Ralston has been our sole director since our inception.  Mr. Ralston is a independent financial consultant who received a Bachelors of Commerce Degree from the University of British Columbia in 1977.  Mr. Ralston has been a member of the Institute of Chartered Accountants of Canada for the past 20 years.  From June 1, 2005 to the present, Mr. Ralston has been and continues to be the president of Standard Bankcorp Inc., which provides investment banking and financial and business consulting services.  As president of Standard Bankcorp Inc., Mr. Ralston’s duties are management and supervision of all corporate and business matters.

Jeffrey Bercovitch is our Chief Financial Officer.  From June 1991 through April 2005, Mr. Bercovitch was employed by Revenue Canada (the Canadian equivalent of the Internal Revenue Service) as a Tax Auditor.  From April 2005 through the present, Mr. Bercovitch has been a self-employed tax consultant, with his office in St. Leonard, Quebec, Canada.  Mr. Bercovitch received a Bachelors of Arts Degree in accounting in 1991 from Concordia University, Montreal, Quebec, Canada.

James T. Chandik is our President and Chief Executive Officer.  Mr. Chandik received a Bachelors of Arts Degree in Economics from McGill University, Montreal, Quebec, Canada, in 1997.  From February 2009 through April 2010, Mr. Chandik served as a Regional Account Director for Disaster Kleanup Canada Repentigny, Quebec from August 2004 through November 2008, Mr. Chandik served as the National Sales Director for Datacom Wireless Corp., Laval, Quebec, Canada.

Claude Girard is our Director of Project Operations.  From 2003 through 2008, Mr. Girard was a representative for the sale and purchasing of mining equipment for Les Equipment De L’est, Montreal, Quebec, Canada. From 1997 through 2003, Mr. Girard was the President and director of the Montauban Drilling Campaign for Resources Mirabel, Quebec, Canada.. From 2008 to January 2010, Mr. Girard worked on the renovation project of his personal home in Quebec, Canada.

Involvement in Certain Legal Proceedings

During the past ten years:

1)
No petition pursuant to the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our officers or directors, or any partnership in which any such officer or director was a general partner at or within 2 years before the time of such filing, or any corporation or business association of which any such officer or director was an executive officer at or within 2 years before the time of such filing;

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2)	None of our officers or directors has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)
None of our officers or directors has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such officer or director from, or otherwise limiting, the following activities:

(i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or
(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

4)
None of our officers or directors has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of any such officer or director to engage in any activity described in paragraph (f) (3) (i) of Item 401(f) of Regulation S-K, or to be associated with persons engaged in any such activity;

5)
None of our officers or directors has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

6)
None of our officers or directors has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7)
None of our officers or directors has been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any federal or state securities or commodities law or regulation; or
(ii)
Any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8)
None of our officers or directors has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3 (a) (26) of the Exchange Act (15 U.S.C. 78c (a) (26)), any registered entity (as defined in Section 1 (a) (29) of the Commodity Exchange Act (7 U.S.C. 1 (a) (29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The information in the following table sets forth the beneficial ownership of our shares of common stock as of the date of this prospectus, by (i) the highest paid persons who are our officers and directors (or, in the alternative, each officer and director); (ii) all officers and directors as a group; and (iii) each shareholder who beneficially owns more than 5% of any class of our securities, including those shares subject to outstanding options.  A person deemed to be a beneficial owner of any securities that such a person has a right to acquire within 60 days.

Name and address of owner	Number of Shares Owned before the Offering	Number of Shares Owned after the Offering	Percent of Class After Offering
Mark Ralston 2225 Folkestone Way, West Vancouver, British Columbia, V7S 2Y6, Canada Our sole director	40,000,000	40,000,000	66.6
All officers and Directors as a group (1 person)	40,000,000	40,000,000	66.6

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.001 par value.  There are 60,000,000 shares of our common stock issued and outstanding as of November 22, 2010 which shares are held by 34 shareholders.  The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if, declared by our Board of Directors;
•	are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution, or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights, or redemption; and
•	are entitled to one vote per share on all matters submitted to our stockholders for a vote at any meeting of stockholders.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value.  We have never issued shares of our preferred stock.

See also “PLAN OF DISTRIBUTION” and “RISK FACTORS” regarding negative implications of being classified as a “penny stock.”

Non-cumulative Voting
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more then 50% of the issued and outstanding shares of that common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares of that common stock will not be able to elect any of our directors.

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Cash Dividends
As of the date of this prospectus, we have not paid any cash dividends to our stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and depend upon our earnings, if any, our capital requirements and financial situation, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but, rather, to reinvest earnings, if any, in our business operations.

Authorized but unissued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares of our capital stock.  Additional shares of our capital stock may be used for a variety of purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved shares of our capital stock may be to enable our Board of Directors to issue shares of our capital stock to persons friendly to our current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board of Directors by merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and, possibly, deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Transfer Agent The transfer agent for our common stock is Olde Monmouth Stock Transfer Co., Inc. Its telephone number is (732) 872-2727, and its facsimile number is (732) 872-2728.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis contains information that is forward-looking.  This information is based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially because of factors discussed in “FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION”.

OVERVIEW

Revenue Recognition

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  We record revenue, when persuasive evidence of an arrangement exists, the service is rendered, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

RESULTS OF OPERATIONS FOR THE 9 MONTHS ENDED SEPTEMBER 30, 2010 (unaudited); THE 12 MONTHS ENDED DECEMBER 31, 2009; AND FROM JUNE 2, 2006 (INCEPTION) THROUGH SEPTEMBER 30, 2010.

The following table sets forth for the periods indicated certain statement of operations data.

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	For the 9 Months Ended 9-30-10 (unaudited)	For the 12 Months Ended 12-31-09	June 2, 2006 (Date of our formation) through 9-30-10
NET REVENUES	-	-	-
COST OF SERVICES	-	-	-
GROSS PROFIT	-	-	-
OPERATING EXPENSES	$4,501	-	$44,501
NET (LOSS)	($4,501)	-	(44,501)

Segment information

We report information about operating segments, as well as disclosures about our services, geographic areas and major customers.  Operating segments are defined as revenue-producing components, which are generally used internally for evaluating segment performance.  We have concluded that we have only one reportable segment.

CONTINUING OPERATIONS

Net Revenues

A summary of revenue generated for the 9 months ending September 2010 (unaudited); the 12 months ended December 31, 2009; and from June 2, 2006 (inception) through September 30, 2010, is as follows:

	9 Months Ended 9-30-10 (unaudited)	12 Months Ended 12-31-09	June 2, 2006 (Date of our formation) through 9-30-10
NET REVENUE	-	-	-

We had no revenue for the 9 months ended September 30, 2010.

We had no revenue for the 12 months ended December 31, 2009.

We had no revenue from the period beginning June 2, 2006 (inception) through September 30, 2010.

Cost of Services

	9 months Ended 9-30-10 (unaudited)	12 months Ended 12-31-09	June 2, 2006 (Date of our formation) through 9-30-10
Cost of Services	-	-	-
% of Revenue	-	-	-

We had no cost of services for the 9 months ended September 30, 2010.

We had no cost of services for the 12 months ended December 31, 2009.

We had no cost of services from the period beginning June 2, 2006 (inception) through September 30, 2010.

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Gross Profit

	9 months Ended 9-30-10 (unaudited)	12 months Ended 12-31-09	June 2, 2006 (Date of our formation) through 9-30-10
Gross Profit	-	-	-
% of Revenue	-	-	-

We had no gross profit for the 9 months ended September 30, 2010.

We had no gross profit for the 12 months ended December 31, 2009.

We had no gross profit for the period beginning June 2, 2006 (inception) through September 30, 2010.

Operating Expenses

	9 months Ended 9-30-10 (unaudited)	12 months Ended 12-31-09	June 2, 2006 (Date of our formation) through 9-30-10
Operating Expenses	$4,501	-	$44,501
% of Revenue	-	-	-

Operating expenses increased from the period ended December 31, 2009, to the period ended September 30, 2010, due to expenses incurred to prepare and file the registration statement of whih this prospectus is a part.

Liquidity and Capital Resources

Currently, we have no revenues and no customers.  If we acquire the Property, we plan on earning revenues by the offer and sale of gold and silver ore.

Since our inception, we have financed our operations by contributions to our capital, from the sale of our common stock.  To date, we have received $60,000 from the offer and sale of our common stock to 33 non-affiliated investors.

In the event we acquire the Property, we anticipate that our operations will begin generating cash flow beginning approximately 4 months after commencement of operations of the Property, 2010.  We based our anticipated cash flow on the following information.

If we don’t acquire the Property, we can not anticipate when we will begin generating cash flow.

As of September 30, 2010, we had cash in the amount of $60,000.  We anticipate we will spend approximately $40,000.00 associated with the registration statement of which this prospectus is a part.  If we acquire the Property, our anticipated expenses for the next 12 months are approximately $500,000 for general administrative; $4,000,000 for operation of the Property; and $1,000,000 for working capital.  If we don’t acquire the Property, our anticipated expenses for the next 12 months are approximately $35,000 for general administrative and $15,000 for working capital.  In either event, our cash on hand will not be adequate to satisfy our ongoing cash requirements.

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During the 9 months ended September 30, 2010, our average monthly expenses were $0.  Currently, we spend approximately $3,500 each month for our expenses.  We believe we have enough cash to pay our expenses through June 30, 2011.  $2,000 is our minimum fixed monthly operating expense.  We anticipate that in the event that we are able to sell shares of our common stock and increase our cash available for operating expenses, our monthly expenses will increase, as we enter into contracts and relationships in connection with the operating of our business.  We anticipate raising $2,500,000 from the sales of our common stock to pay what we believe will be our operating expenses for the next 12 months.  We can provide no guarantee or assurance that we will be able to raise that amount or any amount whatsoever.  Accordingly, we will not enter into relationships or incur obligations until we are certain that we have the funds to necessary to pay the attendant expenses.  If we raise that $2,500,000, we anticipate that our expenses for the next 12 months are $500,000 for general and administrative expenses; $4,000,000 for mining operations at the Property (assuming that we acquire the Property); and $1,000,000 for working capital.  We anticipate that without receipt of additional cash, our cash situation for the next 12 months will be a negative amount of approximately $50,000.  We believe that we have no source of funds to finance our operations other than the offer and sale of our common stock.  We anticipate that we will be required to offer and sell shares of our common stock through various private placement transactions to raise $2,500,000 to fund our operations during the next 12 months; provided, however, we do not know what will be the price per share for those transaction.  We anticipate that we will enter into discussions with our friends and family members in an effort to raise additional capital to fund our operations.  We can provide no assurance or guarantee that we will be able to raise sufficient funds to satisfy our funding requirements for the next 12 months.

In the event we are not able to acquire the cash we need to commence and conduct our operations, we may not be able to commence our operations as anticipated.

Net Cash Used by Operating Activities.

Net cash used by operating activities was $4,501 for the 9 months ended September 30, 2010.

Net cash used by operating activities was $0 for the 12 months ended December 31, 2009.

Net cash used was $44,501 for the period commencing June 2, 2006 (inception) through September 30, 2010.

Net Cash Used by Investing Activities.

None.

Net Cash Provided From Financing Activities.

Net cash provided by financing activities was $64,370 for the 9 months ended September 30, 2010.

Net cash provided by financing activities was $0 for the 12 months ended December 31, 2009.

Net cash provided by financing activities was $64,370 for the period commencing June 2, 2006 (inception) through September 30, 2010.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

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Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  Those statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “RISK FACTORS,” that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and based our current judgment regarding the direction of our business if we acquire the Property, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform those statements to actual results.

FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION

Our future operating results and financial condition are dependent on our ability to operate our business successfully.  Inherent in this process are a number of factors that we must successfully manage in order to achieve favorable future operating results and financial condition.  Potential risks and uncertainties that could affect future operating results and financial condition include, without limitation, those factors specified herein.

OUR BUSINESS

DNA Precious Metals, Inc. (“we”, “us” or the “Company”) was formed as a Nevada corporation on June 2, 2006, with the name Celtic Capital, Inc.  On October 20, 2008, we changed our name to Entertainment Education Arts Inc.  On May 12, 2010, we changed our name to DNA Precious Metals, Inc.

We are a development stage company formed for the purpose of identifying, locating and acquiring certain assets or business opportunities, which, in our opinion, are appropriate for the conduct of our business.  Since our formation, we have considered several such opportunities, but, for various reasons, we have determined these opportunities are not appropriate for the conduct of our business.

We have identified ten (10) mining claims in the Montauban Mining Project located in the Montauban and Chavigny townships near Grondines-West in Portneauf County, Quebec, Canada (the “Property”), which we intend to acquire after the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”).  The Property is easily accessible and all transportation infrastructures on the Property are in place.  Information from past prospectors of the Property indicates there are very rich zones of gold and silver mineralization on the Property.

In evaluating the acquisition of the Property, we expect to conduct extensive due diligence, which will include, among other things, document review, inspection of facilities, as well as review of financial and other information which will be made available to us.

We intend to acquire the Property in exchange for shares of our common stock.

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If we acquire the Property, we intend to bring the Property into production quickly.  We believe the recuperation costs of the mineralized zones of the Property will be minimal, considering that most of the identified mineralized zones are near the surface.

If we acquire the Property, we will be the only owner of the Property and there will be no royalties or net smelter returns in connection with the Property.

Our primary goal is to acquire the Property and bring it into production as quickly as possible.  After we acquire the Property, we intend to outsource immediately approximately 20,000 tons for processing, while waiting for delivery and installation of a portable on-site mill on the Property.  At such time as a portable on-site mill is installed on the Property, we should be able to reduce our production costs substantially.

Factors such as in place infrastructure and near surface gold and silver deposits should enable us to maintain relatively low production costs compared to industry standards.  We anticipate that when our operations for production are in place, our cost of ore production should be less than $300.00 per ounce.

Although we have not entered into an agreement to acquire the Property, we anticipate that we will issue shares of our common stock to acquire the Property; provided, however, the number of those shares have not been determined.  We can provide no assurance or guarantee, however, that we will be able to acquire the Property.

The Property is situated approximately 72 miles west of Quebec City and approximately 36 miles northwest of Trois-Rivieres.  The Property is accessible by Route 363 linking Saint-Marc des Carrieres, Saint-Casimir, Saint-Ubalde and Lac-aux-Sables followed by route Riviere-a-Pierre, which cuts through the Property.

During the past 15 years, many different permits have been allocated to companies that have conducted operations in connection with mining exploration work on the Property.  As result of past production and exploration work conducted on the Property, we do not foresee any permit issues in the near future.

Certain Relationships and Related Transactions

Shareholders

As of the date of filing of the registration statement of which this prospectus is a part, we have 34 shareholders of record.  We are registering 20,000,000 shares of our common stock held by 33 non-affiliated investors pursuant to the Securities Act of 1933 for sale by the selling shareholders identified in this prospectus.  Additionally, our sole director holds 40,000,000 shares of our common stock, which are not registered for sale by that registration statement.

EMPLOYEES

We have no employees at the present time.  Our officers, sole director and management consultants are responsible for all planning, developing and operational duties and will continue to do so throughout the early stages of our growth.  We have no intention of hiring employees until we have sufficient funds to do so.  Our officers, sole director and management consultants are planning to do whatever work is required until we have those funds.  Human resource planning will be part of an ongoing process that will include regular evaluation of our operations.

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OUR OFFICES

Description of Property

We do not own any property, real or otherwise.  Our executive offices are located at 9125 rue Pascal Gagnon, Suite 204, Saint Leonard, Québec, H1P 1Z4, Canada.  Those offices serve as our main operating facility.

We believe our current premises are adequate for our current operations.  We anticipate that we will require additional premises in the foreseeable future.  We do not invest in real estate, mortgages, nor do we invest in securities of, or interests in, persons primarily engaged in real estate activities.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to persons who served as our chief executive officer and chief financial officer during the year fiscal ended December 31, 2009, and fiscal year ended December 31, 2008.  No person received compensation in excess of $100,000 for any of the periods listed below.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark Ralston, Chief Executive Officer and Chief Financial Officer	2009	-	-	-	-	-	-	-	-
Mark Ralston, Chief executive Officer and Chief Financial Officer	2008	-	-	-	-	-	-	-	-

Compensation Discussion and Analysis

We do not have any employment agreements, written or verbal, with our executive officers.

We intend to provide our named executive officers (as defined in Item 402 of Regulation S-K) with competitive salaries that are appropriate for their roles and responsibilities, when compared to peer companies of comparable size in similar locations.

The salaries will be established and reviewed based on responsibilities, the experience and tenure of the individual, and the current and potential contributions of the individual.  The salaries will be compared to the list of similar positions within comparable peer companies, and consideration will be given to an individual’s relative experience in his or her position.  Salaries will be reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a comprehensive compensation program, which will take into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation, such as stock options.  We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

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We have no compensation committee.

Additional Narrative Disclosure

We have no plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified defined benefit plans, supplemental executive retirement plans, tax qualified defined contribution plans, and non-qualified defined contribution plans.

There are no contracts, agreements, plans or arrangements, whether written or oral, that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of that named executive officer or a change in control of the Company or a change in that executive officer’s responsibilities following a change in control, with respect to each named executive officer.

No compensation to Directors.

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Indemnification

Pursuant our Bylaws and Articles of Incorporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that such officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities occurring pursuant to the Securities Act of 1933, which may be permitted to directors or officers pursuant to Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

An opinion regarding the validity of the issuance of the shares of our common stock offered hereby will be provided for us by Stepp Law Corporation, 15707 Rockfield Boulevard, Suite 101, Irvine, California 92618-2870.  A copy of the correspondence pursuant to which Stepp Law Corporation provides that opinion is included in this registration statement as an exhibit.

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EXPERTS

The financial statements of the Company as of September 30, 2010 (unaudited), and December 31, 2009, included in this prospectus have been audited by KBL, LLP, an independent registered public accounting firm, and have been so included in reliance upon the report of KBL, LLP, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering.  This prospectus does not contain all the information included in the registration statement.  For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports and other information with the SEC.  You may read and copy and document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549.  You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings will also be available to the public at the SEC’s website at http://www.sec.gov.

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DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(AN EXPLORATION STAGE COMPANY)
SEPTEMBER 30, 2010

INDEX TO FINANCIAL STATEMENTS

Contents	Pages

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009	F-3

Statements of Operations and Accumulated Other Comprehensive Income (Loss)
For the Nine Months Ended September 30, 2010 and 2009 and Period June 2, 2006
(Inception) through September 30, 2010 (unaudited)	F-4

Statements of Changes in Stockholders’ Equity (Deficit) For the Period June 2,
2006 (Inception) through September 30, 2010 (unaudited)	F-5

Statements of Cash For the Nine Months Ended September 30, 2010 and 2009 and
Period June 2, 2006 (Inception) through September 30, 2010 (unaudited)	F-6

Notes to Financial Statements	F-7

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Report of Independent Registered Public Accounting Firm

To the Director of
DNA Precious Metals, Inc.
(formerly Entertainment Educational Arts, Inc.)

We have reviewed the accompanying balance sheet of DNA Precious Metals, Inc. (formerly Entertainment Educational Arts, Inc.) (the "Company") (an exploration stage company) as of September 30, 2010, and the related statements of operations and accumulated other comprehensive loss, changes in stockholders' equity (deficit) and cash flows for the nine months ended September 30, 2010 and 2009, and the period June 2, 2006 (inception) through September 30, 2010. These interim financial statements are the responsibility of the Company's management.

We conducted the reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.   As discussed in Note 1 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KBL, LLP

New York, NY

November 9, 2010

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DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
SEPTEMBER 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009

ASSETS	(UNAUDITED)
	SEPTEMBER 30,	DECEMBER 31,
	2010	2009
CURRENT ASSETS
Cash	$60,000	$-
Total current assets	60,000	-

TOTAL ASSETS	$60,000	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Liability for stock to be issued	60,000	-
Short-term advance	4,370	-
Total current liabilities	64,370	-

TOTAL LIABILITIES	64,370	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 10,000,000 shares authorized
0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized
40,000,000 shares issued and outstanding, respectively	40,000	40,000
Additional paid in capital	-	-
Deficits accumulated during the development stage	(44,501)	(40,000)
Accumulated other comprehensive income (loss)	131	-
Total stockholders' equity (deficit)	(4,370)	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$60,000	$-

The accompanying notes are an integral part of these financial statements.

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DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS AND ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED) AND
THE PERIOD JUNE 2, 2006 (INCEPTION) THROUGH SEPTEMBER 30, 2010

			JUNE 2, 2006
			(INCEPTION)
			THROUGH
	2010	2009	SEPTEMBER 30, 2010

REVENUE	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
Professional fees	4,000	-	44,000
General and administrative	501	-	501
Total operating expenses	4,501	-	44,501

NET (LOSS)	$(4,501)	$-	$(44,501)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	40,000,000	40,000,000	40,000,000

NET (LOSS) PER SHARE	$(0.00)	$-	$(0.00)

ACCUMULATED OTHER COMPREHENSIVE LOSS
Net loss	$(4,501)	$-	$(44,501)
Currency translation adjustment	131	-	131
Total accumulated comprehensive loss	(4,370)	-	(44,370)

The accompanying notes are an integral part of these financial statements.

Table of Conents

DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD JUNE 2, 2006 (INCEPTION) THROUGH SEPTEMBER 30, 2010 (UNAUDITED)

							Deficit
						Accumulated	Accumulated
					Additional	During the	Other
	Preferred Stock		Common Stock		Paid-In	Development	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Stage	Income (Loss)	Total

Balance - June 2, 2006	-	$-	-	$-	$-	$-	$-	$-

Common shares issued to founder for cash	-	-	40,000,000	40,000	-	-	-	40,000

Net loss for the period	-	-	-	-	-	(40,000)	-	(40,000)

Balance - December 31, 2006	-	-	40,000,000	40,000	-	(40,000)	-	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2007	-	-	40,000,000	40,000	-	(40,000)	-	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2008	-	-	40,000,000	40,000	-	(40,000)	-	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2009	-	-	40,000,000	40,000	-	(40,000)	-	-

Net loss for the period	-	-	-	-	-	(4,501)	131	(4,370)

Balance - September 30, 2010	-	$-	40,000,000	$40,000	$-	$(44,501)	$131	$(4,370)

The accompanying notes are an integral part of these financial statements.

Table of Conents

DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOW
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED) AND
FOR THE PERIOD JUNE 2, 2006 (INCEPTION) THROUGH SEPTEMBER 30, 2010

			JUNE 2, 2006
			(INCEPTION)
			THROUGH
	2010	2009	SEPTEMBER 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(4,501)	$-	$(44,501)

Adjustments to reconcile net (loss)
to net cash used in operating activities:
Common shares issued for services to founder	-	-	40,000

Change in assets and liabilities
Increase in accounts payable and accrued expenses	-	-	-
Total adjustments	-		40,000
Net cash (used in) operating activities	(4,501)	-	(4,501)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances	4,370		4,370
Cash received for common stock yet to be issued	60,000	-	60,000
Net cash provided by financing activities	64,370	-	64,370

Effect of foreign currency	131	-	131

NET INCREASE IN CASH AND CASH EQUIVALENTS	60,000	-	60,000

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$60,000	$-	$60,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Table of Conents

NOTE 1            ORGANIZATION AND BASIS OF PRESENTATION

On June 2, 2006, Celtic Capital, Inc. was incorporated in the State of Nevada. On October 20, 2008, Celtic Capital, Inc. changed its name to Entertainment Educational Arts Inc. On May 12, 2010, the Company changed its name to DNA Precious Metals, Inc. (the “Company”).

The Company is an exploration stage company that is in the business of identifying mineral claim rights in Canada and throughout the United States. The Company has conducted no business to date and as of December 31, 2009 has only issued 40,000,000 shares to its sole director for $40,000 in services performed by the sole director.

The Company’s primary goal is to identify and acquire premium gold (Au) and silver (Ag) properties to create an international mining company. These mineralized properties that the Company will focus on acquiring, will have easy accessibility, transportation infrastructures in place on the property and most importantly have the potential to be brought into production quickly.

Presently, the Company is evaluating a premium multi-mineralized property in the province of Quebec located in Canada and is in discussions for the possible acquisition of this highly multi-mineralized mining property.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has generated losses totaling $44,501 in their initial few years, and needs to raise additional funds to carry out their business plan. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, and the ability of the Company to obtain necessary equity financing to continue operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

The Company has recently in September 2010, raised $60,000 of capital through the subscription of 20,000,000 shares of stock which have not been issued until November 2010. These funds will go towards furthering the Company’s business plan and acquiring property.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.

All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Table of Conents

NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Company

The Company is considered to be a exploration stage company as defined in ASC 915. The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital, identifying property for acquisition and initiating mineral claims.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Currency Translation

The Company transacts in currencies other than the U.S. dollar. The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates for currencies in the Canadian dollar. The Company will record these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions will be included in other income (expense) in the results of operations.

Comprehensive Income (Loss)

The company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Fixed Assets

Although the Company does not have any fixed assets at this point.  Any fixed assets acquired in the future will be stated at cost, less accumulated depreciation. Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets. Costs of maintenance and repairs will be charged to expense as incurred.

Table of Conents

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, for any long-lived assets acquired in the future the Company will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company will recognize revenue when a sale is made, the fee is fixed or determinable, collectability is probable, and no significant company obligations remain.

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The following is a reconciliation of the computation for basic and diluted EPS:

Table of Conents

	September 30,	September 30,
	2010	2009

Net loss	$(4,501)	$-

Weighted-average common shares
outstanding (Basic)	40,000,000	40,000,000

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
outstanding (Diluted)	40,000,000	40,000,000

Uncertainty in Income Taxes

Under ASC 740-10-25 recognition and measurement of uncertain income tax positions is required using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis, and has determined that as of December 31, 2009, no additional accrual for income taxes is necessary.

Recent Issued Accounting Standards

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

Table of Conents

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.

ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

Effective April 1, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

In April 2008, the FASB issued ASC 350, “Determination of the Useful Life of Intangible Assets”. The Company adopt ASC 350 on October 1, 2008. The guidance in ASC 350 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

Table of Conents

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE 3            STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company was established on June 2, 2006 with 10,000,000 shares of preferred stock authorized with a par value of $0.001. The Company has never issued any preferred stock.

Common Stock

The Company was established on June 2, 2006 with 100,000,000 shares of preferred stock authorized with a par value of $0.001.

At incorporation, the Company issued 40,000,000 shares of common stock to the Company’s founders at par value of $40,000 for services rendered by the founder.

In September 2010, the Company subscribed 20,000,000 shares of common stock for $60,000 to investors at a value of $0.003 per share. These shares have been issued in November 2010.

Options and Warrants

The Company has not issued any options or warrants to date.

NOTE 4            PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of September 30, 2010, there is no provision for income taxes, current or deferred.

Table of Conents

Net operating losses	$15,130
Valuation allowance	(15,130)

$-

At September 30, 2010, the Company had a net operating loss carry forward in the amount of $44,501, available to offset future taxable income through 2030.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the nine months ended September 30, 2010 and 2009 is summarized below.

Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

NOTE 5            FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2010:

Table of Conents

	Level 1	Level 2	Level 3	Total

Cash	60,000	-	-	60,000

Total assets	60,000	-	-	60,000

NOTE 6            SUBSEQUENT EVENTS

The Company raised $60,000 through the subscription of 20,000,000 shares of common stock (value of $0.003) to 33 investors. These shares were issued in November 2010.

Table of Conents

DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(AN EXPLORATION STAGE COMPANY)
DECEMBER 31, 2009

Table of Conents

Report of Independent Registered Public Accounting Firm

To the Director of
DNA Precious Metals, Inc.
(formerly Entertainment Educational Arts, Inc.)

We have audited the accompanying balance sheets of DNA Precious Metals, Inc.. (the "Company") (formerly Entertainment Educational Arts, Inc.) (an exploration stage company) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2009 and 2008 and the period June 2, 2006 (Inception) through December 31, 2009. Our responsibility is to express an opinion on these financial statements based on our audits.
.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DNA Precious Metals, Inc. (formerly Entertainment Educational Arts, Inc.) (an exploration stage company) as of December 31, 2009 and 2008, and the results of its statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2009 and 2008 and period June 2, 2006 (Inception) through December 31, 2009 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in process of executing its business plan and expansion. The Company has not generated significant revenue to this point, however, has been successful in raising funds in their private placement. The lack of profitable operations and the need to continue to raise funds raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KBL, LLP

New York, NY
November 9, 2010

Table of Conents

DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS

	2009	2008
CURRENT ASSETS
Cash	$-	$-
Total current assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Total current liabilities	-	-

TOTAL LIABILITIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 10,000,000 shares authorized
0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized
40,000,000 shares issued and outstanding	40,000	40,000
Additional paid in capital	-	-
Subscription receivable	-	-
Deficits accumulated during the development stage	(40,000)	(40,000)
Total stockholders' equity (deficit)	-	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements.

Table of Conents

DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE PERIOD JUNE 2, 2006 (INCEPTION) THROUGH DECEMBER 31, 2009

			JUNE 2, 2006
			(INCEPTION)
			THROUGH
	2009	2008	DECEMBER 31, 2009

REVENUE	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
Professional fees	-	-	40,000
General and administrative	-	-	-
Total operating expenses	-	-	40,000

NET (LOSS)	$-	$-	$(40,000)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	40,000,000	40,000,000	40,000,000

NET (LOSS) PER SHARE	$-	$-	$(0.00)

The accompanying notes are an integral part of these financial statements.

Table of Conents

DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD JUNE 2, 2006 (INCEPTION) THROUGH DECEMBER 31, 2009

							Deficit
							Accumulated
					Additional		During the
	Preferred Stock		Common Stock		Paid-In	Subscription	Development
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Total

Balance - June 2, 2006	-	$-	-	$-	$-	$-	$-	$-

Common shares issued to founder for cash	-	-	40,000,000	40,000	-	-	-	40,000

Net loss for the period	-	-	-	-	-	-	(40,000)	(40,000)

Balance - December 31, 2006	-	-	40,000,000	40,000	-	-	(40,000)	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2007	-	-	40,000,000	40,000	-	-	(40,000)	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2008	-	-	40,000,000	40,000	-	-	(40,000)	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2009	-	$-	40,000,000	$40,000	$-	$-	$(40,000)	$-

The accompanying notes are an integral part of these financial statements.

Table of Conents

DNA PRECIOUS METALS, INC.
(FORMERLY ENTERTAINMENT EDUCATIONAL ARTS, INC.)
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
FOR THE PERIOD JUNE 2, 2006 (INCEPTION) THROUGH DECEMBER 31, 2009

			JUNE 2, 2006
			(INCEPTION)
			THROUGH
	2009	2008	DECEMBER 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$-	$-	$(40,000)

Adjustments to reconcile net (loss)
to net cash used in operating activities:
Common shares issued for services to founder	-	-	40,000

Change in assets and liabilities
Increase in accounts payable and accrued expenses	-	-	-
Total adjustments	-	-	40,000
Net cash (used in) operating activities	-	-	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	-	-	-

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$-	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Table of Conents

NOTE 1            ORGANIZATION AND BASIS OF PRESENTATION

On June 2, 2006, Celtic Capital, Inc. was incorporated in the State of Nevada. On October 20, 2008, Celtic Capital, Inc. changed its name to Entertainment Educational Arts Inc. On May 12, 2010, the Company changed its name to DNA Precious Metals, Inc. (the “Company”).

The Company is an exploration stage company that is in the business of identifying mineral claim rights in Canada and throughout the United States. The Company has conducted no business to date and as of December 31, 2009 has only issued 40,000,000 shares to its sole director for $40,000 in services performed by the sole director.

The Company’s primary goal is to identify and acquire premium gold (Au) and silver (Ag) properties to create an international mining company. These mineralized properties that the Company will focus on acquiring, will have easy accessibility, transportation infrastructures in place on the property and most importantly have the potential to be brought into production quickly.

Presently, the Company is evaluating a premium multi-mineralized property in the province of Quebec located in Canada and is in discussions for the possible acquisition of this highly multi-mineralized mining property.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has generated losses totaling $40,000 in their initial few years, and needs to raise additional funds to carry out their business plan. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, and the ability of the Company to obtain necessary equity financing to continue operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

The Company has recently in June 2010, raised $60,000 of capital through the subscription of 20,000,000 shares of stock which have not been issued until November 2010. These funds will go towards furthering the Company’s business plan and acquiring property.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.

All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Table of Conents

NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Company

The Company is considered to be an exploration stage company as defined in ASC 915. The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital, identifying property for acquisition and initiating mineral claims.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Currency Translation

The Company transacts in currencies other than the U.S. dollar. The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates for currencies in the Canadian dollar. The Company will record these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions will be included in other income (expense) in the results of operations.

Comprehensive Income (Loss)

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Fixed Assets

Although the Company does not have any fixed assets at this point.  Any fixed assets acquired in the future will be stated at cost, less accumulated depreciation. Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets. Costs of maintenance and repairs will be charged to expense as incurred.

Table of Conents

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, for any long-lived assets acquired in the future the Company will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company will recognize revenue when a sale is made, the fee is fixed or determinable, collectability is probable, and no significant company obligations remain.

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The following is a reconciliation of the computation for basic and diluted EPS:

Table of Conents

	December 31,	December 31,
	2009	2008

Net loss	$-	$-

Weighted-average common shares
outstanding (Basic)	40,000,000	40,000,000

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
outstanding (Diluted)	40,000,000	40,000,000

Uncertainty in Income Taxes

Under ASC 740-10-25 recognition and measurement of uncertain income tax positions is required using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis, and has determined that as of December 31, 2009, no additional accrual for income taxes is necessary.
Recent Issued Accounting Standards

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

Table of Conents

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.
ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

Effective April 1, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

In April 2008, the FASB issued ASC 350, “Determination of the Useful Life of Intangible Assets”. The Company adopt ASC 350 on October 1, 2008. The guidance in ASC 350 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

Table of Conents

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE 3            STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company was established on June 2, 2006 with 10,000,000 shares of preferred stock authorized with a par value of $0.001. The Company has never issued any preferred stock.

Common Stock

The Company was established on June 2, 2006 with 100,000,000 shares of preferred stock authorized with a par value of $0.001.

At incorporation, the Company issued 40,000,000 shares of common stock to the Company’s founders at par value of $40,000 for services rendered by the founder.

Options and Warrants

The Company has not issued any options or warrants to date.

NOTE 4            PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of December 31, 2009, there is no provision for income taxes, current or deferred.

Table of Conents

Net operating losses	$13,600
Valuation allowance	(13,600)

$-

At December 31, 2009, the Company had a net operating loss carry forward in the amount of $40,000, available to offset future taxable income through 2029.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended December 31, 2009 and 2008 is summarized below.

Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

NOTE 5            FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

Table of Conents

	Level 1	Level 2	Level 3	Total

Cash	-	-	-	-

Total assets	-	-	-	-

NOTE 6            SUBSEQUENT EVENTS

On May 12, 2010, the Company changed its name from Entertainment Educational Arts, Inc. to DNA Precious Metals, Inc.

The Company raised $60,000 through the subscription of 20,000,000 shares of common stock (value of $0.003) to 33 investors. These shares were issued in November 2010.

Table of Conents

Dealer Prospectus Delivery Obligation

Until ________ (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by DNA Precious Metals, Inc. in connection with the sale of common shares being registered.  All amounts except the SEC filing are estimates.

SEC registration fee	$71.30
Accounting and Audit fees and expenses	$10,000.00
Legal fees and expenses	$30,000.00
Miscellaneous	$3,000.00

Total	$43,071.30

The foregoing are estimates only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Charter provisions of the Company

Our Bylaws and Articles of Incorporation provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company, or, while an officer or director of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

Table of Conents

Our Bylaws allow us to purchase and maintain insurance for any person who is or was a director or officer of the Company, or is or was serving at request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she is indemnified against such liability or expense pursuant to the indemnification provisions of our Bylaws and whether or not the Company would have the power or would be required to indemnify him or her against such liabilities pursuant to such indemnification provisions or Nevada or other applicable law.

Our Bylaws also provide that to the same extent as it may do for any officer or director, the Company may indemnify and advance expenses to any person who is not and was not a director or officer of the Company, but who is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise.

Nevada Law

We are incorporated pursuant to the laws of the State of Nevada.  Section 78.7502 of the Nevada Revised Statues provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ feeds, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonably cause to believe that his or her conduct was unlawful.

Section 78.7502 of the Nevada Revised Statutes, also, provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Table of Conents

Section 78.7502 of the Nevada Revised Statues provides that discretionary indemnification pursuant to that Section 78.7502, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751 of the Nevada Revised Statutes, by the corporation may be only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made by:

•	By the stockholders;

•	By the board of directors by majority vote of a quorum consisting of directors – who were not parties to the action, suit or proceeding;

•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal, counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by a corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred an in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada Revised Statutes Section 78.751:

•
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses made pursuant to Subsection 2 of Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising pursuant to the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Company pursuant to Nevada law, or otherwise, we have been advised the opinion of Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of the Company in successful defense of any action, suit, or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Table of Conents

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

SELLING STOCKHOLDERS

In May 2010, we issued to 28 purchasers residing in Canada 18,000,000 shares of our common stock at a purchase price of $.003 per share for a total of $54,000.  Those shares were issued in transactions which qualify for that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, none of those purchasers are U.S. persons as that term is defined in Regulation S.  No underwriters were used, and no commissions or other remuneration was paid except to us.  The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933.  No directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.  We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulations S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

In June 2010, we offered and sold to 5 purchasers residing in the United States 2,000,000 shares of our common stock at a purchase price of $.003 per share for a total of $6,000.   The transactions pursuant to which those shares were issued to those purchasers did not involve a public offering of our securities and, therefore, were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act.  In connection with the offer and sale of those 2,000,000 shares, no general solicitation or advertising was used.  Those 5 purchasers had pre-existing relationships with us on the dates we sold those 2,000,000 shares to them.  No commission was paid in connection with the offer and sale of those 2,000,000 shares.

Copies of the subscription agreements we used in connection with the sales of our common stock is included in this registration statement as exhibits.

Table of Conents

ITEM 16. EXHIBITS

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Amendment to Articles of Incorporation changing the Company’s name to Entertainment Education Arts Inc.
3.3	Amendment to Articles of Incorporation changing the Company’s name to DNA Precious Metals, Inc.
3.4	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of Stepp Law Corporation
23.1	Consent of KBL, LLP
23.2	Consent of Stepp Law Corporation (included in Exhibit 5.1)
99.1	Form of subscription agreement for sales of our common stock to U.S. Persons
99.2	Form of subscription agreement for sales of our common stock to Non U.S. Persons

UNDERTAKINGS

We hereby undertake to:

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Table of Conents

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registrant statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that times shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement of prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchase by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or no behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Table of Conents

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this amendment to this registration statement to be signed on our behalf by the undersigned, in the City of Saint Leonard, Province of Quebec, on December 9, 2010.

DNA Precious Metals, Inc.
By:	/s/ James Chandik
Name:	James Chandik

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date

/s/ Jeffrey Bercovitch	Chief Financial Officer	December 9, 2010
Name: Jeffrey Bercovitch	(Principal Accounting Officer
and Principal Financial Officer)

/s/ Mark Ralston	Sole Director	December 9, 2010
Name: Mark Ralston